UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2026

New Fortress Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (516) 268-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	“NFE”	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 19, 2026, New Fortress Energy Inc., a Delaware corporation (the “Company”) entered into the Fourteenth Amendment Agreement (the “Fourteenth Amendment”), by and among the Company, as the borrower, the guarantors party thereto, Natixis, New York Branch, as administrative agent and collateral agent, and each of the other financial institutions party thereto, as lenders and issuing banks, which amends that certain Letter of Credit and Reimbursement Agreement, dated as of July 16, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”), by and among the Company, as the borrower, the guarantors from time to time party thereto, Natixis, New York Branch, as administrative agent and collateral agent, and each of the other financial institutions from time to time party thereto, as lenders and issuing banks, to, among other things, (a) extend the maturity date of the Letter of Credit Agreement to September 15, 2026 and (b) waive certain existing events of default, in each case on the terms and subject to the conditions set forth in the Fourteenth Amendment and only during the period specified therein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2026, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware with respect to the Company’s 4.8% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and the Company’s 4.8% Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”), pursuant to which the Preferred Stock was eliminated and returned to the status of authorized and unissued preferred shares of the Company. On October 1, 2024, the Company issued 96,746 shares of the Series B Preferred Stock in exchange for all outstanding shares of the Series A Preferred Stock. Following the redemption of the outstanding shares of the Series B Preferred Stock on August 1, 2025, there were no outstanding shares of the Preferred Stock. The Certificate of Elimination became effective with the Secretary of State of the State of Delaware upon filing. The full text of the Certificate of Elimination is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of 4.8% Series A Convertible Preferred Stock and 4.8% Series B Convertible Preferred Stock of New Fortress Energy Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW FORTRESS ENERGY INC.

Date: March 25, 2026	By:	/s/ Christopher S. Guinta
	Name:	Christopher S. Guinta
	Title:	Chief Financial Officer